UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2026
INNOVAGE HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40159	81-0710819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8950 E. Lowry Boulevard Denver, CO		80230
(Address of principal executive offices)		(Zip Code)
(844) 803-8745
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INNV	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2026, the Board of Directors (the “Board”) of InnovAge Holding Corp. (the “Company”) appointed Ms. Jennifer Browne as President and Chief Operating Officer of the Company, effective as of June 8, 2026 (the “Effective Date”).

Jennifer Browne, age 43, was most recently Chief Operating Officer at Strive Health, a healthcare company specializing in value-based kidney care, serving in such position from March 2025 to May 2026, and previously, President, Market Operations & Population Health from July 2023 to February 2025. Prior to joining Strive Health, Ms. Browne worked as Senior Vice President, Value & Population Health of Optum Care, a healthcare delivery organization and a division of Optum Health, from June 2019 to July 2023, and as National Vice President, Risk Adjustment at DaVita Medical Group from June 2017 to June 2019 when it was acquired by Optum. From 2005 to 2012, Ms. Browne worked as General Operations Manager and Director, Enterprise Program Management & Integration at Novant Healthcare, a not-for-profit integrated healthcare system. Ms. Browne has a B.A. from the College of Charleston.

In connection with her appointment as the Company’s President and Chief Operating Officer, Ms. Browne and Total Community Options, Inc., a wholly-owned subsidiary of the Company, have entered into an employment agreement, effective as of the Effective Date (the “Employment Agreement”), pursuant to which Ms. Browne will (i) receive an annual base salary of $500,000, (ii) a one-time sign-on cash bonus of $200,000 (the “Sign-on Bonus”), subject to applicable taxes and withholding and payable within thirty days of the Effective Date, (iii) be eligible to earn an annual cash bonus with a target equal to 75% of her annual base salary, and (iv) beginning with services in fiscal year 2027, be eligible to receive a discretionary annual restricted stock unit grant pursuant to the Company’s 2021 Omnibus Incentive Plan (the “Plan”) having an approximate grant date fair value of $500,000, which would vest ratably over three years, subject to Ms. Browne’s continued employment on each vesting date. The Employment Agreement also provides for an initial grant of restricted stock units under the Plan having a target value of $500,000 that will vest in equal installments on the first three anniversaries of the grant date, subject to Ms. Browne’s continued employment on each vesting date. In the event Ms. Browne resigns without “good reason” (as defined in the Employment Agreement) prior to the one-year anniversary of the Effective Date, she will be required to reimburse the Company for the Sign-on Bonus in an amount prorated to reflect her tenure at the Company.

The Employment Agreement provides that, upon a termination of Ms. Browne’s employment by the Company without “cause” (and not due to her death or “disability”) or by Ms. Browne for “good reason,” each as defined therein, subject to Ms. Browne’s execution, delivery and non-revocation of a general release of claims in favor of the Company and its affiliates, Ms. Browne will be entitled to severance benefits, in addition to payment of any base salary earned but not paid, payment in lieu of accrued but unused paid-time-off, reimbursement of any unreimbursed business expenses, and payment of any annual bonus earned but not yet paid in respect of the fiscal year completed immediately prior to the date of termination. Such severance benefits will consist of (i) 12 months of continued base salary payments, (ii) an amount equal to Ms. Browne’s target annual bonus, payable in equal installments over the 12-month post-termination period, and (iii) the Company continuing to pay the premiums required for Ms. Browne’s and her eligible dependents’ continued participation in the Company’s health care benefit plan for 12 months post-termination (unless Ms. Browne becomes employed by another employer and is eligible for coverage under such employer’s group health care plans). The Employment Agreement also provides that Ms. Browne will be eligible to participate in the TCO Group Holdings, L.P. Management Incentive Plan and will be eligible to receive an award of Class B Units (as defined below), as further described below. The Employment Agreement also contains a perpetual confidentiality covenant, as well as non-competition and non-solicitation covenants that apply during employment and for 12 months thereafter.

Pursuant to the Class B Unit Award Agreement, effective as of the Effective Date (the “Class B Unit Award Agreement”), entered into by and between Jennifer Browne and TCO Group Holdings, L.P., the Company’s largest shareholder (“TCO Group Holdings”), Ms. Browne will receive a grant of 1,260,000 Class B Units of TCO Group Holdings (the “Class B Units”). One-third of the Class B Units are subject to time-based vesting, vesting annually in substantially equal installments over three years on the first three anniversaries of the vesting commencement date. The remaining two-thirds of the Class B Units are subject to performance-based vesting, and will vest as to (i) 33.33% if, on a Measurement Date (as defined in the Class B Unit Award Agreement), Ignite Aggregator LP, the vehicle through which Apax Partners holds its investment in TCO Group Holdings (the “Apax Investor”), achieves a multiple on invested capital (as calculated pursuant to the Second Amended and Restated Limited Partnership Agreement of TCO Group Holdings) (“MOIC”) equal to 1.67x; (ii) 66.66% if, on a Measurement Date, the Apax Investor achieves a MOIC equal to 1.99x; and (iii) 100% if, on a Measurement Date, the Apax Investor achieves a MOIC equal to at least 2.30x, in each case, subject to continued employment through the Measurement Date. None of the performance-based Class B Units will vest if the Apax Investor achieves a MOIC less than 1.67x on a Measurement Date.

The time-based Class B Units are subject to (A) pro-rata vesting upon a termination without “cause,” due to death or disability or for “good reason” (each as defined in the Employment Agreement) that occurs prior to the one-year anniversary of the vesting commencement date, and (B) 100% acceleration upon a Change of Control (as defined in the Class B Unit Award Agreement), subject to continued service on such date. The performance-based Class B Units will remain eligible to vest for 120 days following a termination without “cause,” due to death or disability or for “good reason” (in each case pursuant to the terms of the Employment Agreement).

There are no arrangements or understandings between Ms. Browne and any other person pursuant to which Ms. Browne was appointed as President and Chief Operations Officer of the Company. Ms. Browne does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Browne and the Company.

The foregoing descriptions of the Employment Agreement and the Class B Unit Award Agreement are not complete and are qualified by reference to the full text and terms of such documents, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

A copy of a press release announcing the appointment described above is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

10.1	Employment Agreement, dated as of May 11, 2026, by and between Total Community Options, Inc. and Jennifer Browne.
10.2	Class B Unit Award Agreement, dated as of May 11, 2026, by and between TCO Group Holdings, L.P. and Jennifer Browne.
99.1	Press Release of InnovAge Holding Corp., dated May 12, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVAGE HOLDING CORP.

Date: May 12, 2026	By:	/s/ Benjamin C. Adams
	Name:	Benjamin C. Adams
	Title:	Chief Financial Officer